Exhibit 99.1

COTT ANNOUNCES INTENTION TO OFFER $650 MILLION OF SENIOR NOTES

TORONTO, ON and TAMPA, FL–(Marketwired - March 6, 2017) - Cott Corporation (“Cott”) (NYSE: COT) (TSX: BCB) announced today that its wholly owned subsidiary, Cott Holdings Inc. (the “Issuer”), intends, subject to market and other customary conditions, to offer $650 million aggregate principal amount of senior notes due 2025 (the “Notes”) in a private offering. The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act and other applicable laws. The Notes will be fully and unconditionally guaranteed by Cott Corporation and certain of its subsidiaries.

The net proceeds from this offering, along with cash on hand, will be used to repurchase any and all of the outstanding 6.75% Senior Notes due 2020 (the “2020 Notes”) of Cott Beverages Inc., a Georgia corporation and a wholly owned subsidiary of Cott, through a tender offer and consent solicitation (the “Tender Offer”) announced today and through a redemption of any of the 2020 Notes that remain outstanding if less than all of the outstanding 2020 Notes are repurchased in the Tender Offer, to pay tender and redemption premiums on the 2020 Notes, as applicable, and to pay related fees and expenses.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.

The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The terms and conditions of the Tender Offer are described in an Offer to Purchase and Consent Solicitation Statement, dated March 6, 2017 (the “Statement”), and a related Consent and Letter of Transmittal, which have been sent to holders of the 2020 Notes. This press release is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities. The Tender Offer is made only by, and pursuant to the terms of, the Statement and the related Consent and Letter of Transmittal. In addition, this press release does not constitute a notice of redemption of the 2020 Notes under the optional redemption provisions of the indenture governing the 2020 Notes.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements convey management’s expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to the Issuer’s intention to offer the Notes, the principal amount and maturity date of such notes and the

Issuer’s use of the net proceeds from the offering of such notes. The forward-looking statements are based on assumptions regarding the time necessary to satisfy the conditions to the closing of the transaction and management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Readers are urged to carefully review and consider the various disclosures, including but not limited to the risk factors contained in Cott’s Annual Report on Form 10-K, as well as other filings with the Securities and Exchange Commission. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

CONTACT:

Jarrod Langhans

Investor Relations

Tel: (813) 313-1732

Email Contact

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